EXHIBIT 99.1
                                                                  ------------

FOR IMMEDIATE RELEASE

                       LIN TELEVISION TO ASSUME MANAGEMENT
                       OF SIX SUNRISE TELEVISION STATIONS

             - GARY R. CHAPMAN, CHAIRMAN, PRESIDENT AND CEO OF LIN,
                  EXPECTED TO HOLD SAME POSITIONS AT SUNRISE -

Providence, RI and St. Petersburg, FL - January 7, 2002 - LIN Television Corp. ("LIN") and STC Broadcasting Inc. ("Sunrise") today announced that they have entered into a three-year management services agreement under which LIN will provide all oversight and reporting functions for Sunrise stations in Abilene and San Angelo, Texas; Dayton, Ohio; Flint, Michigan; Providence, Rhode Island; and Toledo, Ohio.

LIN and Sunrise will remain separate corporate entities with no credit support between the two companies, and LIN will not incur any new or additional financial liabilities.

Sunrise is currently in negotiations to sell the balance of its station portfolio, consisting of five properties in North Dakota. Prior to the completion of the sale of the North Dakota stations, the stations will be managed by Smith Broadcasting Group, Inc. ("Smith Broadcasting"), a company controlled by Robert N. Smith, under a management services agreement with Sunrise. Financial terms of the LIN management services agreement and the Smith Broadcasting management services agreement were not disclosed.

Sunrise's senior management team, other than Robert N. Smith, who has resigned as Chief Executive Officer of Sunrise, will continue to serve in their present roles with Sunrise, on a consulting basis, to provide for an orderly transition under the LIN management services agreement.

Once certain regulatory approvals are received, it is anticipated that Gary R. Chapman, Chairman, President and CEO of LIN, will be appointed to the same positions at Sunrise and other LIN executives will be appointed to serve as Sunrise officers. Mr. Chapman and the other LIN executives will continue to serve in their present capacities at LIN. Sunrise's headquarters will be co-located with LIN's headquarters in Providence, Rhode Island.

Mr. Chapman said: "LIN Television is pleased to become associated with these fine stations in the Sunrise portfolio. Given the trend towards consolidation in the television industry, we believe that both companies will benefit from association with a larger operating group. Sunrise's previous management team is to be credited for its fine work in assembling this group of television properties."

The Sunrise stations that will be managed by LIN under the management services agreement are:

     o    KRBC-TV, the NBC station serving Abilene, Texas;

     o    WDTN-TV, the ABC affiliate serving Dayton, Ohio;

     o    WEYI-TV, the NBC affiliate serving Flint, Michigan;

     o    WPRI-TV, the CBS affiliate serving Providence, Rhode Island;

     o    KACB-TV, the NBC affiliate serving San Angelo, Texas; and

     o    WUPW-TV, the Fox affiliate serving Toledo, Ohio.

In addition, LIN will manage WNAC-TV, the Fox affiliate serving Providence, Rhode Island, which is currently being managed by Sunrise pursuant to a joint sales agreement; LIN already owns twelve television stations and operates six others including four under local marketing agreements, one under a management services agreement and one low-power network. LIN also owns approximately 20% of KXAS-TV in Dallas and KNSD-TV in San Diego through a joint venture with NBC. LIN is a 50% investor in Banks Broadcasting, Inc., which owns KWCV-TV in Wichita and KNIN-TV in Boise. LIN also owns WNAC-TV in Providence. In connection with the transaction with Sunrise, LIN will be divesting WNAC-TV.

The eighteen stations owned or managed by LIN (other than WNAC-TV) are:

----------------- --------- -------- ----------- ---------------- ------------
MARKET            STATION      DMA     CHANNEL       NETWORK          LMA
----------------- --------- -------- ----------- ---------------- ------------
Indianapolis      WISH-TV      25         8      CBS
----------------- --------- -------- ----------- ---------------- ------------
New Haven         WTNH-TV      28         8      ABC              WCTX/59/UPN
----------------- --------- -------- ----------- ---------------- ------------
Grand Rapids      WOOD-TV      38         8      NBC              WOTV/41/ABC
                  WXSP         38       LPTVs    UPN
----------------- --------- -------- ----------- ---------------- ------------
Norfolk           WAVY-TV      42         10     NBC              WVBT/43/FOX
----------------- --------- -------- ----------- ---------------- ------------
Buffalo           WIVB-TV      47         4      CBS
                  WNLO-TV      47         23     Independent #
----------------- --------- -------- ----------- ---------------- ------------
Austin            KXAN-TV      54         36     NBC              KNVA/54/WB
----------------- --------- -------- ----------- ---------------- ------------
Decatur*          WAND-TV      82         17     ABC
----------------- --------- -------- ----------- ---------------- ------------
Fort Wayne        WANE-TV     104         15     CBS
----------------- --------- -------- ----------- ---------------- ------------
Springfield       WWLP-TV     105         22     NBC
----------------- --------- -------- ----------- ---------------- ------------
Lafayette         WLFI-TV     190         18     CBS
----------------- --------- -------- ----------- ---------------- ------------
San Juan          WAPA-TV      NA         4      Independent
                  WJPX-TV      NA         24     Independent
----------------- --------- -------- ----------- ---------------- ------------

* WAND is operated pursuant to a management services agreement
# WNLO will become a UPN affiliate in January 2003

For more information about LIN Television and its stations, please visit the company's website at www.lintv.com.

For further information contact:

       LIN TELEVISION CORPORATION                  KEKST AND COMPANY
       Deborah R. Jacobson                         Mark Semer
       (401) 457-9403                              (212) 521-4802

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